EXHIBIT 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)
FINANCIAL & STATISTICAL SUMMARY REPORTED BASIS

	2003	2002	2002	2002	2002
(in millions, except per share data and as noted)	Q1	Q4	Q3	Q2	Q1

Earnings (Reported Basis)
Net Interest Income	$734.8	$731.0	$722.4	$654.4	$611.2
Non-Interest Income	1,304.6	1,320.3	1,520.2	1,384.8	1,241.5

Total Revenue(1)	2,039.4	2,051.4	2,242.6	2,039.2	1,852.8
Provision for Loan Losses	375.9	543.8	674.1	541.8	389.6
Marketing Expenses	241.7	210.8	185.8	320.4	353.5
Operating Expenses	931.2	910.2	965.2 (3)	833.2	806.4

Income Before Taxes	490.6	386.6	417.5	343.7	303.3
Tax Rate	37.0%	38.0%	38.0%	38.0%	38.0%
Net Income	$309.1	$239.7	$258.8	$213.1	$188.0

Common Share Statistics
Basic EPS	$1.39	$1.08	$1.17	$0.97	$0.86
Diluted EPS	$1.35	$1.05	$1.13	$0.92	$0.83
Dividends Per Share	$0.03	$0.03	$0.03	$0.03	$0.03
Book Value Per Share (period end)	$21.78	$20.44	$19.55	$18.13	$16.69
Stock Price Per Share (period end)	$30.01	$29.72	$34.92	$61.05	$63.85
Total Market Capitalization (period end)	$6,791.8	$6,722.5	$7,744.2	$13,512.9	$14,079.3
Shares Outstanding (period end)	226.3	226.2	221.8	221.3	220.5
Shares Used to Compute Basic EPS	223.0	221.8	220.6	220.0	217.5
Shares Used to Compute Diluted EPS	228.4	228.2	228.4	231.7	226.6

Reported Balance Sheet Statistics (period avg.)
Average Loans	$27,824	$27,766	$26,566	$25,353	$22,405
Average Earning Assets	$34,144	$34,075	$32,449	$30,678	$27,300
Average Assets	$38,318	$37,208	$35,470	$34,040	$29,996
Average Equity	$4,823	$4,568	$4,418	$4,021	$3,572
Net Interest Margin	8.61%	8.58%	8.91%	8.53%	8.96%
Revenue Margin	23.89%	24.08%	27.64%	26.59%	27.15%
Risk Adjusted Margin (2)	18.49%	19.18%	23.90%	22.69%	23.65%
Return on Average Assets (ROA)	3.23%	2.58%	2.92%	2.50%	2.51%
Return on Average Equity (ROE)	25.64%	20.99%	23.44%	21.20%	21.06%
Net Charge-Off Rate	6.63%	6.02%	4.58%	4.72%	4.26%
Net Charge-Offs	$461.5	$417.7	$303.9	$299.4	$238.7

Reported Balance Sheet Statistics (period end)
Loans	$28,115	$27,854	$28,104	$24,965	$24,428
Delinquency Rate (30+ days)	5.72%	6.51%	6.23%	5.10%	4.44%
Total Assets	$37,911	$37,382	$36,910	$33,834	$31,265
Allowance as a % of reported loans	5.82%	6.18%	5.68%	4.95%	4.05%
Capital (4)	$5,749.0	$5,440.4	$5,149.6	$4,823.6	$3,778.4
Capital to Assets Ratio	15.16%	14.55%	13.95%	14.26%	12.09%
Capital plus Allowance to Assets Ratio	19.48%	19.15%	18.27%	17.91%	15.25%

(1) In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized were as follows: Q1 2003— $519.7 million, Q4 2002— $675.7 million, Q3 2002— $489.6 million, Q2 2002— $574.4 million and Q1 2002— $508.9 million.
(2)  Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.
(3) Includes $110.0 million of one-time charges in Q3 2002.
(4) Includes preferred interests and mandatory convertible securities.

CAPITAL ONE FINANCIAL CORPORATION (COF)
FINANCIAL & STATISTICAL SUPPLEMENT REPORTED BASIS

	2003	2002	2002	2002	2002
(in millions, except per share data and as noted)	Q1	Q4	Q3	Q2	Q1

Revenue & Expense Statistics (Reported)
Net interest income growth (annualized)	2%	5%	42%	28%	78%
Non interest income growth (annualized)	(5)%	(53)%	39%	46%	18%
Revenue growth (annualized)	(2)%	(34)%	40%	40%	36%
Revenue margin (average loans)	29.32%	29.55%	33.77%	32.17%	33.08%
Risk adjusted margin (average loans)	22.68%	23.53%	29.19%	27.45%	28.82%
Ops cost as a % of revenues	45.66%	44.37%	43.04%	40.86%	43.52%
Ops cost as a % of average loans (annualized)	13.39%	13.11%	14.53%	13.15%	14.40%

Per Account Statistics (Reported)
Net interest income per account (annualized)	$62.68	$61.22	$59.72	$54.97	$54.07
Non interest income per account (annualized)	$111.28	$110.57	$125.67	$116.33	$109.82
Revenue per account (annualized)	$173.95	$171.78	$185.39	$171.30	$163.89

Growth Statistics (Reported)
Net new loans	$261	$(250)	$3,139	$537	$3,507
% loan growth Q over Q (annualized)	4%	(4)%	50%	9%	67%
% loan growth Y over Y	15%	33%	61%	53%	57%

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY MANAGED BASIS(4)

	2003	2002	2002	2002	2002
(in millions, except per share data and as noted)	Q1	Q4	Q3	Q2	Q1

Earnings (Managed Basis)
Net Interest Income	$1,508.0	$1,442.2	$1,435.3	$1,234.3	$1,172.5
Non-Interest Income	1,027.9	1,086.9	1,189.1	1,145.0	990.2

Total Revenue(1)	2,535.9	2,529.1	2,624.4	2,379.3	2,162.7
Provision for Loan Losses	872.3	1,021.5	1,055.9	881.9	699.5
Marketing Expenses	241.7	210.8	185.8	320.4	353.5
Operating Expenses	931.2	910.2	965.2 (3)	833.2	806.4

Income Before Taxes	490.6	386.6	417.5	343.7	303.3
Tax Rate	37.0%	38.0%	38.0%	38.0%	38.0%
Net Income	$309.1	$239.7	$258.8	$213.1	$188.0

Managed Balance Sheet Statistics (period avg.)
Average Loans	$59,250	$57,669	$55,350	$51,343	$46,688
Average Earning Assets	$64,602	$62,789	$60,016	$55,559	$50,538
Average Assets	$69,670	$67,037	$64,193	$59,989	$54,258
Net Interest Margin	9.34%	9.19%	9.57%	8.89%	9.28%
Revenue Margin	15.70%	16.11%	17.49%	17.13%	17.12%
Risk Adjusted Margin (2)	9.77%	10.41%	12.92%	12.53%	12.78%
Return on Average Assets (ROA)	1.77%	1.43%	1.61%	1.42%	1.39%
Net Charge-Off Rate	6.47%	6.21%	4.96%	4.98%	4.70%
Net Charge-Offs	$957.9	$895.5	$685.7	$639.4	$548.6
Cost Per Account (in dollars)	$79.43	$76.22	$79.79	$69.99	$71.33

Managed Balance Sheet Statistics (period end)
Loans	$59,214	$59,747	$56,883	$53,208	$48,564
Delinquency Rate (30+ days)	4.97%	5.60%	5.36%	4.54%	4.80%
Number of Accounts (000’s)	46,423	47,369	48,163	48,612	46,623
Total Assets	$68,927	$69,205	$65,614	$62,022	$55,381
Capital to Assets Ratio	8.34%	7.86%	7.85%	7.78%	6.82%
Capital plus Allowance to Assets Ratio	10.71%	10.35%	10.28%	9.77%	8.61%

(1) In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized were as follows: Q1 2003— $519.7 million, Q4 2002— $675.7 million, Q3 2002— $489.6 million, Q2 2002— $574.4 million and Q1 2002— $508.9 million.
(2) Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.
(3) Includes $110.0 million of one-time charges in Q3 2002.
(4) The information in this statistical summary reflects the adjustment to add back the effect of securitized loans. See accompanying schedule — “Reconciliation to GAAP Financial Measures”.

CAPITAL ONE FINANCIAL CORPORATION (COF)
FINANCIAL & STATISTICAL SUPPLEMENT MANAGED BASIS(1)

	2003	2002	2002	2002	2002
(in millions, except per share data and as noted)	Q1	Q4	Q3	Q2	Q1

Revenue & Expense Statistics (Managed)
Net interest income growth (annualized)	18%	2%	65%	21%	59%
Non interest income growth (annualized)	(22)%	(34)%	15%	63%	11%
Revenue growth (annualized)	1%	(15)%	41%	40%	36%
Revenue margin (average loans)	17.12%	17.54%	18.97%	18.54%	18.53%
Risk adjusted margin (average loans)	10.65%	11.33%	14.01%	13.55%	13.83%
Ops cost as a % of revenues	36.72%	35.99%	36.78%	35.02%	37.28%
Ops cost as a % of average loans (annualized)	6.29%	6.31%	6.98%	6.49%	6.91%

Per Account Statistics (Managed)
Net interest income per account (annualized)	$128.62	$120.77	$118.65	$103.69	$103.72
Non interest income per account (annualized)	$87.68	$91.02	$98.30	$96.18	$87.59
Revenue per account (annualized)	$216.30	$211.79	$216.95	$199.87	$191.31
Net income per account (annualized)	$26.37	$20.07	$21.39	$17.90	$16.63

Growth Statistics (Managed)
Average accounts (000’s)	46,896	47,766	48,388	47,618	45,219
Net new accounts per quarter (000’s)	(946)	(794)	(449)	1,989	2,808
% account growth Q over Q (annualized)	(8)%	(7)%	(4)%	17%	26%
% account growth Y over Y	(0)%	8%	20%	27%	28%
Net new loans	$(533)	$2,864	$3,675	$4,644	$3,300
% loan growth Q over Q (annualized)	(4)%	20%	28%	38%	29%
% loan growth Y over Y	22%	32%	48%	51%	54%

Balance Sheet Measures
% off-balance sheet securitizations	53%	53%	51%	53%	50%
% at introductory rate	9%	10%	11%	12%	13%

Segment Statistics
Consumer Lending:
Loans receivable	$45,963	$47,290	$45,021	$42,819	$39,252
Net income (loss)	$309.2	$183.1	$291.3	$296.6	$272.0
Net charge-off rate	7.12%	6.45%	5.16%	5.46%	5.00%
Delinquency rate	4.99%	5.54%	5.41%	4.51%	4.98%
Auto Finance:
Loans receivable	$7,742	$6,992	$6,496	$5,354	$5,215
Net income (loss)	$(6.5)	$8.8	$(3.4)	$14.9	$(10.0)
Net charge-off rate	4.91%	4.83%	3.97%	2.84%	3.38%
Delinquency rate	5.37%	7.15%	6.30%	5.38%	3.97%
International:
Loans receivable	$5,390	$5,331	$5,255	$4,985	$4,233
Net income (loss)	$18.1	$(6.2)	$(1.1)	$(19.8)	$(8.5)
Net charge-off rate	4.28%	3.92%	3.61%	3.91%	3.58%
Delinquency rate	4.22%	4.18%	3.78%	3.78%	4.08%

(1)  The information in this statistical summary supplement reflects the adjustment to add back the effect of securitized loans. See accompanying schedule — “Reconciliation to GAAP Financial Measures”.

CAPITAL ONE FINANCIAL CORPORATION
Reconciliation to GAAP Financial Measures
For the Three Months Ended March 31, 2003
(dollars in thousands)(unaudited)

     The Company’s consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, interest income, interchange, fees and recoveries generated from the securitized loan portfolio net of charge-offs in excess of the interest paid to investors of asset-backed securitizations are recognized as non-interest income on the “reported” income statement.

     The Company’s “managed” consolidated financial statements add back the effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans for which the Company has retained significant risk and rewards. The Company’s “managed” income statement takes the components of the non-interest income generated from the securitized portfolio and distributes the revenue to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

		Securitization
	Total Reported	Adjustments	Total Managed

Income Statement Measures
Net interest income	$734,804	$773,147	$1,507,951
Non-interest income	$1,304,603	$(276,670)	$1,027,933
Total revenue	$2,039,407	$496,477	$2,535,884
Provision for loan losses	$375,851	$496,477	$872,328

Balance Sheet Measures
Consumer loans	$28,115,061	$31,098,638	$59,213,699
Total assets	$37,910,967	$31,016,516	$68,927,483
Average consumer loans	$27,824,350	$31,425,348	$59,249,698
Average earning assets	$34,144,482	$30,457,136	$64,601,618
Average total assets	$38,318,125	$31,351,435	$69,669,560
Delinquencies	$1,608,812	$1,332,695	$2,941,507

CAPITAL ONE FINANCIAL CORPORATION
Consolidated Balance Sheets
(in thousands)(unaudited)

	March 31	December 31	March 31
	2003	2002	2002

Assets:
Cash and due from banks	$328,791	$277,509	$350,738
Federal funds sold and resale agreements	864,036	373,828	13,260
Interest-bearing deposits at other banks	247,560	267,441	105,063

Cash and cash equivalents	1,440,387	918,778	469,061
Securities available for sale	4,817,322	4,423,677	3,175,366
Consumer loans	28,115,061	27,853,652	24,427,642
Less: Allowance for loan losses	(1,635,000)	(1,720,000)	(990,000)

Net loans	26,480,061	26,133,652	23,437,642
Accounts receivable from securitizations	2,897,972	3,096,827	2,218,472
Premises and equipment, net	769,112	770,326	789,572
Interest receivable	208,998	217,512	148,547
Other	1,297,115	1,821,608	1,026,051

Total assets	$37,910,967	$37,382,380	$31,264,711

Liabilities:
Interest-bearing deposits	$18,489,388	$17,325,965	$14,633,871
Senior notes	5,116,591	5,565,615	5,422,896
Other borrowings	6,576,876	6,365,075	4,879,427
Interest payable	194,629	236,081	173,659
Other	2,604,818	3,266,473	2,475,226

Total liabilities	32,982,302	32,759,209	27,585,079
Stockholders’ Equity:
Common stock	2,275	2,271	2,214
Paid-in capital, net	1,730,883	1,704,470	1,532,034
Retained earnings and cumulative other comprehensive income	3,244,673	2,951,382	2,180,336
Less: Treasury stock, at cost	(49,166)	(34,952)	(34,952)

Total stockholders’ equity	4,928,665	4,623,171	3,679,632

Total liabilities and stockholders’ equity	$37,910,967	$37,382,380	$31,264,711

CAPITAL ONE FINANCIAL CORPORATION
Consolidated Statements of Income
(in thousands, except per share data)(unaudited)

		Three Months Ended
	March 31	December 31	March 31
	2003	2002	2002

Interest Income:
Consumer loans, including fees	$1,028,891	$1,031,675	$864,086
Securities available for sale	42,931	50,283	42,344
Other	34,744	31,706	27,931

Total interest income	1,106,566	1,113,664	934,361
Interest Expense:
Deposits	209,308	215,144	178,163
Senior notes	104,097	108,474	93,904
Other borrowings	58,357	59,014	51,056

Total interest expense	371,762	382,632	323,123

Net interest income	734,804	731,032	611,238
Provision for loan losses	375,851	543,758	389,617

Net interest income after provision for loan losses	358,953	187,274	221,621

Non-Interest Income:
Servicing and securitizations	729,689	645,740	626,147
Service charges and other customer-related fees	441,226	475,384	494,799
Interchange	85,351	94,095	98,096
Other	48,337	105,103	22,482

Total non-interest income	1,304,603	1,320,322	1,241,524

Non-Interest Expense:
Salaries and associate benefits	397,449	380,600	380,735
Marketing	241,696	210,847	353,536
Communications and data processing	112,052	106,149	92,193
Supplies and equipment	83,812	95,963	84,507
Occupancy	43,574	46,933	33,381
Other	294,331	280,528	215,543

Total non-interest expense	1,172,914	1,121,020	1,159,895

Income before income taxes	490,642	386,576	303,250
Income taxes	181,538	146,899	115,235

Net income	$309,104	$239,677	$188,015

Basic earnings per share	$1.39	$1.08	$0.86

Diluted earnings per share	$1.35	$1.05	$0.83

Dividends paid per share	$0.03	$0.03	$0.03

CAPITAL ONE FINANCIAL CORPORATION
Statements of Average Balances, Income and Expense, Yields and Rates
(dollars in thousands)(unaudited)

Reported	Quarter Ended 3/31/03			Quarter Ended 12/31/02			Quarter Ended 3/31/02

	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Earning assets:
Consumer loans	$27,824,350	$1,028,891	14.79%	$27,765,815	$1,031,675	14.86%	$22,404,942	$864,086	15.43%
Securities available for sale	4,417,538	42,931	3.89	4,571,735	50,283	4.40	3,367,786	42,344	5.03
Other	1,902,594	34,744	7.30	1,736,961	31,706	7.30	1,527,455	27,931	7.31

Total earning assets	$34,144,482	$1,106,566	12.96%	$34,074,511	$1,113,664	13.07%	$27,300,183	$934,361	13.69%

Interest-bearing liabilities:
Deposits	$17,940,058	$209,308	4.67%	$17,076,822	$215,144	5.04%	$13,505,586	$178,163	5.28%
Senior notes	5,309,690	104,097	7.84	5,563,574	108,474	7.80	5,429,992	93,904	6.92
Other borrowings	7,009,915	58,357	3.33	6,332,192	59,014	3.73	4,925,669	51,056	4.15

Total interest-bearing liabilities	$30,259,663	$371,762	4.91%	$28,972,588	$382,632	5.28%	$23,861,247	$323,123	5.42%

Net interest spread			8.05%			7.79%			8.27%

Interest income to average earning assets			12.96%			13.07%			13.69%
Interest expense to average earning assets			4.35			4.49			4.73

Net interest margin			8.61%			8.58%			8.96%

CAPITAL ONE FINANCIAL CORPORATION
Statements of Average Balances, Income and Expense, Yields and Rates
(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 3/31/03			Quarter Ended 12/31/02			Quarter Ended 3/31/02

	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Earning assets:
Consumer loans	$59,249,698	$2,148,419	14.50%	$57,669,078	$2,085,069	14.46%	$46,687,578	$1,724,323	14.77%
Securities available for sale	4,417,538	42,931	3.89	4,571,735	50,283	4.40	3,367,786	42,344	5.03
Other	934,382	5,323	2.28	548,443	5,470	3.99	482,290	2,358	1.96

Total earning assets	$64,601,618	$2,196,673	13.60%	$62,789,256	$2,140,822	13.64%	$50,537,654	$1,769,025	14.00%

Interest-bearing liabilities:
Deposits	$17,940,058	$209,308	4.67%	$17,076,822	$215,144	5.04%	$13,505,586	$178,163	5.28%
Senior notes	5,309,690	104,097	7.84	5,563,574	108,474	7.80	5,429,992	93,904	6.92
Other borrowings	7,009,915	58,357	3.33	6,332,192	59,014	3.73	4,925,669	51,056	4.15
Securitization liability	31,361,051	316,960	4.04	29,840,224	315,968	4.24	24,262,546	273,366	4.51

Total interest-bearing liabilities	$61,620,714	$688,722	4.47%	$58,812,812	$698,600	4.75%	$48,123,793	$596,489	4.96%

Net interest spread			9.13%			8.89%			9.04%

Interest income to average earning assets			13.60%			13.64%			14.00%
Interest expense to average earning assets			4.26			4.45			4.72

Net interest margin			9.34%			9.19%			9.28%

(1)  The information in this table reflects the adjustment to add back the effect of securitized loans.

April 21, 2003	Contact:	Paul Paquin	Tatiana Stead
		V.P., Investor Relations	Corporate Media
		(703) 720-2456	(703) 720-2352

Capital One Reports Record First Quarter Earnings per Share
Earnings per Share Rise 63% Over Year Ago Period

McLean, Va. (April 21, 2003) – Capital One Financial Corporation (NYSE: COF) today announced record earnings for the first quarter of 2003, driven primarily by improving credit quality in the company’s managed loan portfolio.

     Earnings for the first quarter of 2003 were $309.1 million, or $1.35 per share (fully diluted), compared with earnings of $188.0 million, or $0.83 per share, for the first quarter of 2002. Earnings in the fourth quarter of 2002 were $239.7 million, or $1.05 per share.

     “I’m pleased that we have seen the peak in the charge-off rate and I’m confident we will achieve our earnings target of at least $4.55 for the year,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer . “The charge-off rate came in at the low end of our indicated range in the first quarter of 2003. We expect somewhat lower charge-offs in the second quarter and lower still in the second half of the year, ending the year in the low six percent range.”

     The managed charge-off rate increased to 6.47 percent in the first quarter from 6.21 percent in the previous quarter. The managed delinquency rate declined to 4.97 percent from 5.60 percent at the end of the previous quarter. The improving outlook for charge-offs led the company to lower its Allowance for Loan Losses by $85 million to $1.635 billion, in the first quarter.

     Capital One’s managed revenue margin declined to 15.70 percent in the first quarter of 2003 from 16.11 percent in the previous quarter. The managed risk-adjusted margin declined to 9.77 percent from 10.41 percent in the previous quarter. The risk-adjusted margin is expected to remain around ten percent over the next few quarters, as the charge-off rate declines.

     The company’s managed loan balances declined by $533 million to $59.2 billion at the end of the first quarter. The number of its accounts declined by 946 thousand to 46.4 million at the end of the first quarter.

-more-

Capital One Reports Record First Quarter Earnings

     “Seasonally, we would expect to experience little or no growth in loan balances in the first quarter,” said Nigel W. Morris, Capital One’s President and Chief Operating Officer. “For the year we’re now looking for 15 to 20 percent growth in managed loans and, because of our shift up-market, we expect little to no growth in accounts.”

     Marketing expense for the first quarter of 2003 increased $30.9 million to $241.7 million from $210.8 million in the fourth quarter of 2002. Marketing expenses were $353.5 million in the comparable period of the prior year. Other non-interest expenses (excluding marketing) for the first quarter of 2003 were $931.2 million versus $910.2 million for the fourth quarter of 2002 and $806.4 million in the comparable period of the prior year. Annualized operating cost per account increased to $79 for the first quarter of 2003 from $76 in the prior quarter.

     The company generates earnings from its managed loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans for which the company has retained significant risk and rewards. For this reason the company believes the managed financial measures to be useful to stakeholders. In compliance with newly adopted Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles. Please see the schedule entitled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

     The company cautioned that its current expectations for 2003 earnings, risk-adjusted margin, charge-off rates, and future growth are forward looking statements and actual results could differ materially from current expectations due to a number of factors, including: competition in the credit card industry; the actual account and balance growth achieved by the company; the company’s ability to access the capital markets at attractive rates and terms to fund its operations and future growth; and general economic conditions affecting consumer income and spending, which may affect consumer bankruptcies, defaults and charge-offs. A discussion of these and other factors can be found in Capital One’s annual and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-K for the year ended December 31, 2002.

     Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a holding company whose principal subsidiaries, Capital One Bank and Capital One, F.S.B., offer consumer lending products. Capital One’s subsidiaries collectively had 46.4 million managed accounts and $59.2 billion in managed loans outstanding as of March 31, 2003. Capital One, a Fortune 500 company, is one of the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 500 index.

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      Note: This release, financial information, a reconciliation of non-GAAP financial measures and a live Webcast of today’s 5:00pm (EDT) analyst conference call is accessible on the Internet on Capital One’s home page (http://www.capitalone.com). Choose “About Capital One” to access the Investor Center to view and download the earnings press release, the reconciliation and other financial information.